BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20160395108-95
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 09/06/2016 11:19 AM
	Entity Number E0391482016-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SHEMN CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SUN KUI
Name
Street Address	City	State	Zip Code
BAIYUN DISTRICT,FULI TAIYUAN A9, 904	GUANGZHOU, CHN	CH	510165

2) ______
Name
Street Address	City	State	Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: SUN KUI — X SUN KUI (Incorporator Signature)

Address	City	State	Zip Code
BAIYUN DISTRICT,FULI TAIYUAN A9, 904	GUANGZHOU, CHN	CH	510165

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X BUSINESS FILINGS INCORPORATED — 9/6/2016
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.